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                                                                    EXHIBIT 10.3

                             STOCK OPTION AGREEMENT

                                  ("B" OPTIONS)

               AGREEMENT made this 9th day of May, 1986, between Trenwick Group, Inc., a Delaware corporation, with offices at 21 Charles Street, Westport, Connecticut 06880 ("Trenwick") and James F. Billett, Jr., an individual with a business address at 21 Charles Street, Westport, Connecticut 06880 ("Billett").

                                   WITNESSETH:

               WHEREAS, Billett is the Chairman and Chief Executive Officer of Trenwick and Trenwick wishes to grant to Billett, pursuant to a resolution adopted by the Board of Directors, a stock option to purchase shares of the Common Stock of Trenwick (formerly Class A Common Stock and after giving effect to the fifteen -to-one stock split) on the terms and conditions set forth in this Agreement.

               WHEREAS, such stock option shall not qualify as an incentive stock option under the Internal Revenue Code.

               IT IS THEREFORE AGREED AS FOLLOWS:
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1.      GRANT AND EXERCISE OF OPTION

               1.1 Trenwick hereby grants Billett an option to purchase from Trenwick 110,852 shares of Common Stock of Trenwick (the "Option Shares") for a purchase price of $28.80 per share (the "Option"), which price represents at least the fair market value of the shares as of the date of this Agreement (the "Grant Date"), determined in good faith by the Board of Directors of Trenwick.

               1.2 The Option shall be vested and may be exercised according to the following vesting schedule:

                   After Grant              Amount of Option
                      Date                     Exercisable
                   -----------              ----------------
                   One Year                        20%
                   Two Years                       40%
                   Three Years                     60%
                   Four Years                      80%
                   Five Years                     100%

The Board of Directors of Trenwick or a committee designated thereby shall have the right to accelerate the time periods for the vesting and exercise of the Option.



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               1.3 The Option shall expire 10 years from the Grant Date, i.e.,
May 9, 1996.


               1.4 Except as provide in Article 1.5, if Billett for any reason ceases to be a full-time executive officer of Trenwick (whether by voluntary or involuntary termination), Billett shall have thirty (30) days to give notice of exercise of all or a part of the Option which was vested and exercisable as of the date of termination. Any part of the Option for which notice of exercise is not given as required by this Article 1.4 shall expire and cease to exist.

               1.5 If Billett shall die while still a full time salaried employee of Trenwick, the amount of the Option vested and exercisable shall be equal to the amount vested and exercisable as of the next anniversary ("Next Anniversary") of the Grant Date and Billett's representative shall have the greater of (i) thirty (30) days after the Next Anniversary or (ii) six (6) months from the date of Billett's death to give notice of exercise of up to that amount of the Option which would be vested and exercisable as of the Next Anniversary. Any part of the Option which is not so vested and exercisable and any part


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of the Option which is so vested and exercisable but for which notice of exercise is not given as required by this Article 1.5, shall expire and cease to exist.

               1.6 Billett or his representative may exercise the Option by notice to Trenwick within a reasonable time prior to the date of intended exercise of the Option. Such notice shall describe the Option exercised and state the number of Option Shares as to which it is exercised. Any exercise of the Option shall be effective on the date specified in the notice, provided that the full purchase price or an effective Exercise Notice has been tendered with the notice of exercise. Payment of the purchase price shall be made in cash (including check, bank draft or money order); by the delivery of full shares of Trenwick Common Stock, valued at their Fair Market Value, provided that Billett has held such shares for at least six (6) months; by promissory note (containing such terms and conditions as the Board of Directors or a committee designated thereby may in its discretion determine); or by any combination thereof. Billett may pay any taxes which Trenwick is required to collect or withhold with respect to the issue or transfer of Common Stock underlying the Option by the delivery to Trenwick of full shares


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of Trenwick Common Stock, valued at their Fair Market Value, provided that
Billett has held such shares for at least six (6) months, or by directing Trenwick to withhold full shares of Trenwick Common Stock, valued at their Fair Market Value, from the shares issuable upon exercise of the Option. For purposes of this Section,

                      (i) the term `Exercise Notice' shall mean a written notice from Billett to Trenwick which (A) includes Billett's irrevocable election to exercise all or any portion of the Option and irrevocable direction to Trenwick to deliver the common stock certificate(s) to be issued upon such exercise directly to a "broker" or "dealer" (within the meaning of Section 3(a) of the Securities Exchange Act of 1934, as amended from time to time), and (B) includes or is accompanied by Billett's irrevocable instructions to the broker or dealer to (x) promptly sell a sufficient number of shares of such common stock, or loan Billett a sufficient amount of money, to pay the exercise price for the Option and fund any related withholding tax obligations, and (y) promptly remit such sums to Trenwick upon the broker's or dealer's receipt of the certificate(s); and


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                      (ii) the term `Fair Market Value' shall mean the closing
market price per share of Trenwick's Common Stock on the Nasdaq National Market on the business day immediately prior to the date of the exercise of the Option or, if such stock was not traded on that day, on the next preceding day on which it was traded.

2.  SUCCESSORS AND ASSIGNS

          2.1 This Agreement shall be binding on, and shall inure to the benefit of, Trenwick and Billett and their respective heirs, legal representatives, successors and assigns; provided, however, that Billett may not pledge, hypothecate or otherwise encumber or permit any liens to attach to the Option granted to Billett under this Agreement nor shall he sell, transfer or dispose of any of his interest in the Option.

3.  ARBITRATION

          3.1 In the event of any dispute between Billett and Trenwick, such dispute shall be settled in New York, New York, in accordance with the rules then obtaining of the American



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Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

4.  AGREEMENT TO PERFORM NECESSARY ACTS

          4.1 Each party to this Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

5.  AMENDMENTS

          5.1 The provisions of this Agreement may be waived, altered, amended, or repealed, in whole or in part, only on the written consent of all parties to the Agreement.

6.  VALIDITY OF AGREEMENT

          6.1 It is intended that each section of this Agreement shall be viewed as separate and divisible, and in the event that any section shall be held invalid, the remaining sections shall continue in full force and effect.



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7.  NOTICE

          7.1 All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served by telex, cable or personally on the party to whom notice is given, or within five (5) days after mailing, if mailed to the party to whom notice is to be given, by first class mail (airmail, if international), registered or certified, postage prepaid, and properly addressed to the party, if to Trenwick or Billett, at the address set forth on the first page of this Agreement or any other address that Trenwick or Billett may designate by written notice to the other party.

8.  GOVERNING LAW

          8.1 This Agreement shall be construed in accordance with the laws of the State of Delaware.

9.  COUNTERPARTS



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          9.1 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                    JAMES F. BILLETT, JR.



                                                    TRENWICK GROUP INC.




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